UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 22, 2005

Spherix Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12051 Indian Creek Court, Beltsville, Maryland		20705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  301-419-3900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 22, 2005 we entered into a Standby Equity Distribution Agreement (“SEDA”) with Cornell Capital Partners, L.P. (“Cornell”). Under the SEDA, we can require Cornell to purchase up to $4,000,000 of our common stock over a two-year period following the effective date of a registration covering the shares of our common stock to be sold to Cornell.  The SEDA transaction is described in further detail in our Current Report on Form 8-K filed on July 22, 2005.

In connection with the SEDA, we entered into an Escrow Agreement with an affiliate of Cornell.  A copy of this Escrow Agreement was filed as an exhibit to our Current Report on Form 8-K filed on July 22, 2005.  We have terminated this Escrow Agreement and substituted in its place a new Escrow Agreement dated as of September 22, 2005 with Baxter, Baker, Sidle, Conn & Jones, P. A., a law firm which represents us in connection with corporate matters, including the SEDA transaction.

A copy of the new Escrow Agreement is attached to this report as an exhibit.

Item 1.02  Termination of a Material Definitive Agreement

We have terminated the Escrow Agreement we entered into on July 22, 2005 as described above.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

10.1                           Escrow Agreement relating to Standby Equity Distribution Agreement dated September 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Richard C. Levin
Richard C. Levin
CEO and President

Date: September 23, 2005